UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 8, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	36-4298373
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2005, Archipelago Holdings, Inc.  (the “Company”) received a notice (“Notice”) from the staff of PCX Equities, Inc.(“PCXE”), a subsidiary of the Pacific Exchange (the “PCXE Staff”), claiming that the Company did not file with the PCXE prior to December 31, 2004:  (1) a written certification (“Filing”) confirming that the Company’s chief executive officer is not aware of any violation by the Company of PCXE’s corporate governance listing standards, as required by PCXE Rule 5.3(m); and (2) a Written Affirmation regarding PCXE audit committee requirements, as required by PCXE Rule 5.3(k)(5)(D) and thus, the Company was not in compliance with PCXE listing maintenance requirements and, as a result, may be subject to potential delisting.  The Notice did not initiate delisting proceedings and did not result in immediate delisting of the Company’s common stock.

Since the issuance of the Notice, the PCXE Staff verbally confirmed that the Company had in fact complied with the PCXE Rule 5.3(k) (5) (D) Written Affirmation requirement by December 31, 2004.

The Company petitioned the PCXE to withdraw and informally rescind the Notice because: (1) it had complied with PCXE Rule 5.3(k)(5)(D); and (2) with respect to PCXE Rule 5.3(m), the Company was expressly advised by the PCXE Staff in December 2004 that the Company would not be required to submit a Filing until the Spring of 2005, in response to an express inquiry made by the Company to the PCXE Staff requesting interpretive guidance.

In a letter dated April 7, 2005, which is attached hereto and incorporated herein by reference, the PCXE denied the Company’s request to withdraw and informally rescind the Notice, however, in the letter the PCXE acknowledged that the Company was given inaccurate guidance from PCXE Staff.  The Company already has submitted to the PCXE a Filing for the fiscal year ending December 31, 2005 and intends to submit a Filing for the fiscal year ended December 31, 2004.  The Company remains listed in good standing and in compliance with all other applicable listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Letter of Alden Adkins of the Pacific Exchange dated April 7, 2005